UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 10, 2009
Rent-A-Center, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25370	45-0491516
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
5501 Headquarters Drive
Plano, Texas 75024
(Address of principal executive offices, including zip code)
(972) 801-1100
(Registrant’s telephone number including area code)
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 8.01 Other Events
On June 10, 2009, the Company announced that it had provided notice to the indenture trustee of its election to redeem all of its outstanding 7 1/2% Senior Subordinated Notes due 2010 in the aggregate principal amount $75,375,000 (the “Redeemed Notes”), at a redemption price equal to 100% of the principal amount outstanding, plus accrued interest to the redemption date (the “Redemption Price”). Effective May 1, 2009, the notes are redeemable at the Redemption Price at the Company’s option. The Company expects to redeem the Redeemed Notes on July 28, 2009 (the “Redemption Date”). On the Redemption Date, the Redemption Price will become due and payable and interest on the Redeemed Notes will cease to accrue. Following the Redemption Date, all of the Company’s 7 1/2% Senior Subordinated Notes due 2010 will have been paid in full and no securities will be outstanding under the indenture.
The Company expects to fund the Redemption Price primarily with cash flow generated from operations, together with amounts available under its senior credit facilities.
Item 9.01 Financial Statement and Exhibits
     (a) Not applicable.
     (b) Not applicable.
     (c) Not applicable.
     (d) Exhibits.
99.1	Press release issued by Rent-A-Center, Inc. dated June 10, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT-A-CENTER, INC.
Date: June 10, 2009
	By:	/s/ Robert D. Davis
		Name:	Robert D. Davis
		Title:	Executive Vice President – Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number	Exhibit Title
99.1	Press Release of Rent-A-Center, Inc. dated June10, 2009, announcing redemption of all outstanding 7 1/2% Senior Subordinated Notes due 2010.

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